PULTE CORPORATION
                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Pulte Corporation (the Company) owns 100% of the capital stock of Pulte Diversified Companies, Inc. (PDCI), Pulte Financial Companies, Inc. (PFCI) P-F Corporation, PCIC Corporation, Pulte Chile Corporation, Pulte SA Corporation and Oakton Building Corporation, all Michigan corporations, and 100% of the capital stock of North American Builders Indemnity Company, a Colorado corporation.

PDCI owns 100% of the capital stock of Pulte Home Corporation (Pulte) and WPB Acquisition Corporation, both Michigan corporations, and 100% of the capital stock of First Heights Bank, a federal savings bank (First Heights).

First Heights owns 100% of the capital stock of First Heights Investment Corporation, a Texas corporation.

Pulte owns 100% of the capital stock of the following subsidiaries:

                                                                                                Place of
                                         Company Name                                         Incorporation
                                         ------------                                         -------------
           Pulte Mortgage Corporation (1).......................................                  Delaware
           Pulte Homes of Michigan Corporation (2)..............................                  Michigan
           Palmville Development Corp. .........................................                  Michigan
           Ceiba Homes Inc. ....................................................                  Michigan
           Gurabo Homes, Inc. ..................................................                  Michigan
           Salinas Homes, Inc. .................................................                  Michigan
           Salinas Builders, Inc. ..............................................                  Michigan
           Dean Realty Company (3)..............................................                  Michigan
           Cambridge Software, Inc. ............................................                  Michigan
           Pulte Development Corporation........................................                  Michigan
           Builders' Supply & Lumber Co., Inc. .................................                  Michigan
           PHM Realty, Inc. ....................................................                   Florida
           Raleigh Classic Homes, Inc. .........................................            North Carolina
           Charlotte Classic Homes, Inc. .......................................            North Carolina
           Greensboro Classic Homes, Inc........................................            North Carolina
           Preserve I, Inc. (4).................................................                  Michigan
           Preserve II, Inc. (4)................................................                  Michigan
           Pulte Home Corporation of Massachusetts (8)..........................                  Michigan
           Pulte Homes of Minnesota Corporation.................................                 Minnesota
           PBW Corporation (9)..................................................                  Michigan
           Wil Corporation (9)..................................................                  Michigan
           Canterbury Communities, Inc. (5).....................................                  Michigan
           Pulte Home Caribbean Corporation.....................................                  Michigan
           Pulte Home Corporation of The Delaware Valley........................                  Michigan
           Pulte Homes of South Carolina, Inc. (6)..............................                  Michigan
           Pulte Lifestyle Communities, Inc.....................................                  Michigan
           Pulte Payroll Corporation............................................                  Michigan
           PHC Title Corporation (10)...........................................                  Michigan
           PQL Realty Corporation...............................................                  Michigan
           Pulte Land Development Corporation...................................                  Michigan
           Springfield Golf Club, Inc. (11).....................................                  Michigan
           Springfield Realty Corporation.......................................                  Michigan
           TVM Corporation (7)..................................................                  Michigan
           James T. Lynch, Inc..................................................                     Texas
           Pulte Homes of Greater Kansas City, Inc..............................                  Michigan
           Pulte Nevada I, Inc. (12)............................................                    Nevada
           Pulte Nevada II, Inc. (12)...........................................                    Nevada
           SRC Utilities, Inc...................................................                  Maryland
           PHT Title Corporation (13)...........................................                  Michigan


                                      74


Pulte owns .01% of the capital stock of Controladora PHC, S.A. De C.V., a Mexican corporation.

     1) Pulte Mortgage Corporation owns 100% of the capital stock of ICM Mortgage Corporation, a Michigan Corporation and 22.69% of the capital stock of Hipotecaria Su Casita, S.A. de C.V., a Mexican corporation.

     2) Pulte Homes of Michigan Corporation owns 100% of the capital stock of Gulf Partners, Inc., Sean/Christopher Homes, Inc., and Pulte-IN Corporation, all Michigan corporations, 100% of the capital stock of Pulte Homes of Ohio Corporation, an Ohio corporation, 49% of Grayhaven Estates Limited, L.L.C., a Michigan limited liability company, 1% of the capital stock of Haggerty Hills Limited Partnership, a Michigan limited partnership and 31.5% of Shorepointe Village Homes, L.L.C., a Michigan limited partnership (with Grayhaven Estates Limited, L.L.C. also owning 51%), Sean/Christopher Homes, Inc.and Pulte-IN Corporation each own 50% of the capital stock of Sean/Christopher Homes, LLC, an Indiana limited liability company. Gulf Partners, Inc. owns 99% of the capital stock of Haggerty Hills Limited Partnership, a Michigan limited partnership.

     3) Dean Realty Company owns 100% of the capital stock of Pulte Real Estate Company, a Florida corporation.

     4) Preserve I, Inc. owns 99% and Preserve II, Inc. owns 1% of The Preserve Limited Partnership, a Maryland limited partnership.

     5) Canterbury Communities, Inc. owns 100% of the capital stock of Canterbury Diversified Building Corporation and Canterbury Finance Corporation, both Michigan corporations.

     6) Pulte Homes of South Carolina, Inc. owns 100% of the capital stock of Great American Homes, Inc. and SC Warranty Corporation, both Michigan corporations.

     7) TVM Corporation owns 63% of PHM Title Agency L.L.C., a Delaware limited liability company.

     8) Pulte Home Corporation of Massachusetts owns 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership.

     9) PBW Corporation owns 1% and Wil Corporation owns 99% of Wilben II Limited Partnership, a Maryland limited partnership.

     10) PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company and 99% of PHT Title Agency, L.P., a Texas limited partnership..

     11) Springfield Golf Club, Inc. owns 90% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

     12) Pulte Nevada I, Inc. owns 1% and Pulte Nevada II, Inc. owns 99% of Pulte Homes of Texas, L.P., a Texas limited partnership

     13) PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.

                              PULTE CORPORATION
           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (Continued)



Pulte is a member of the following partnerships:


                                                                                Place of            Percentage
                     Entity Name                                                Formation           Ownership
                     -----------                                                ---------           ---------
                     Ashgrove Plantation L.L.C.....................             Virginia              34.44%
                     Buildinvest Limited Partnership...............             Maryland              33.33%
                     Crosland/Piper Glen Ltd. Partnership..........             N. Carolina           31.37%
                     Crosland/Wynfield Forest Limited Partnership..             N. Carolina           28.60%
                     Quantrell Mews, L.L.C.........................             Virginia              20.00%


     PFCI owns 100% of the capital stock Guaranteed Mortgage Corporation III, a Michigan corporation.

     P-F Corporation owns 51% of Expression Homes Corporation, a Delaware corporation.

     Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership and Residencias del Norte S.A., a Chilean corporation.

     Oakton Building Corporation owns 99.99% of Controladora PHC, S.A. De C.V. (Controladora), a Mexican corporation, and 23.33% of Nantar, S. De R.L. De C.V., a Mexican limited liability company. Controladora owns 76.67% of Nantar, S. De R.L. De C.V., a Mexican limited liability company, and 50% of Condak-Pulte S. De R.L. De C.V., 50% of CIV-Pulte and 50% of Sand-Pulte S. De R.L. De C.V, all Mexican joint ventures.

                                      76